UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant's telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On November 18, 2010, ArvinMeritor, Inc. (the “Corporation”), entered into (i) a five-year Credit Agreement (the “Credit Agreement”) with Citicorp USA, Inc., as administrative agent and issuing bank, the other lenders party thereto and the Bank of New York Mellon, as paying agent and (ii) a Continuing Agreement for Standby Letters of Credit (the “LC Agreement”) with Citibank, N.A. (“Citibank”). Under the terms of Credit Agreement and the LC Agreement, the Corporation has the right to obtain the issuance, renewal, extension and increase of letters of credit up to an aggregate availability of $10 million. The Credit Facility contains covenants and events of default generally similar to those existing in ArvinMeritor’s public debt indentures.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

1.1	Credit Agreement dated as of November 18, 2010 among ArvinMeritor, Inc., Citicorp USA, Inc., as administrative agent and issuing bank, the other lenders party thereto and the Bank of New York Mellon, as paying agent

1.2	Continuing Agreement for Standby Letters of Credit dated as of November 18, 2010 between ArvinMeritor, Inc. and Citibank, N.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: November 18, 2010

EXHIBIT INDEX

Exhibit No.	Description
1.1	Credit Agreement dated as of November 18, 2010 among ArvinMeritor, Inc., Citicorp USA, Inc., as administrative agent and issuing bank, the other lenders party thereto and the Bank of New York Mellon, as paying agent

1.2	Continuing Agreement for Standby Letters of Credit dated as of November 18, 2010 between ArvinMeritor, Inc. and Citibank, N.A.